UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 8, 2009

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 8, 2009, we received final approval from the state of Oregon and Multnomah County for an eight year extension of our Strategic Investment Program Contract dated as of August 15, 2002 (the “SIP”) associated with our semiconductor manufacturing facility in Gresham, Oregon (“Fab 4”).  The SIP was first effective for us on July 1, 2003, was scheduled to expire on June 30, 2010 and, as a result of the Amendment to the SIP dated June 8, 2009, has been extended to June 30, 2018.  Fab 4 consists of an approximately 140-acre campus, buildings totaling approximately 826,500 square feet (including approximately 200,000 square feet of clean room space) and manufacturing equipment.  We use the facility to manufacture semiconductors.

The SIP provides us with a partial property tax exemption on Fab 4.  The SIP exemption requires us to pay property tax on the first $100,000,000.00 of assessed value of Fab 4; the $100,000,000.00 taxable base increases each year by three percent.  To maintain the SIP, we must comply with certain requirements including:

  ▪ meeting certain minimum employment levels in each of the years covered by the SIP; and
  ▪ complying with a first source hiring agreement regarding hiring of employees at Fab 4.

A copy of the Amendment between us, Multnomah County, Oregon and the City of Gresham, Oregon is filed as Exhibit 10.1 to this report on Form 8-K.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                    EXHIBITS.

10.1	Amended Strategic Investment Program Contract dated as of June 8, 2009 between Multnomah County, Oregon, City of Gresham, Oregon and Microchip Technology Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2009	Microchip Technology Incorporated
(Registrant)
By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

10.1	Amended Strategic Investment Program Contract dated as of June 8, 2009 between Multnomah County, Oregon, City of Gresham, Oregon and Microchip Technology Incorporated.